                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   EG&G, Inc.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule, or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

[EG&G LOGO]
















                           NOTICE OF ANNUAL MEETING
                                     AND
                             PROXY STATEMENT 1997





















EG&G, INC., CORPORATE OFFICES, 45 WILLIAM STREET, WELLESLEY, MASSACHUSETTS 02181

                           NOTICE OF ANNUAL MEETING

To the Stockholders of EG&G, Inc.:

     The Annual Meeting of the Stockholders of EG&G, Inc., will be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, on Tuesday, April 22, 1997, at 10:30 a.m., to consider and act upon the following:

1. A proposal to fix the number of Directors at ten and to elect eight nominees for Director for terms of one year each; and

2. A proposal to approve the EG&G, Inc. 1992 Stock Option Plan, as amended; and

3. Such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on February 21, 1997, as the record date for the determination of stockholders entitled to receive this notice and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting.


                                            By Order of the Board of Directors


                                            /s/ MURRAY GROSS
                                            -----------------------------------
                                            MURRAY GROSS, Clerk




March 6, 1997




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                           RETURN ENCLOSED PROXY CARD

Whether or not you expect to attend this Meeting, I urge you to complete, date, and sign the enclosed proxy card and to mail it promptly in the enclosed envelope. No postage is required if mailed in the United States. Prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to Boston EquiServe, L.P., Attention: Proxy Department, Post Office Box 9373, Boston, Massachusetts 02205-9373.

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

                                PROXY STATEMENT

     This Proxy Statement has been prepared to provide the stockholders of EG&G, Inc. with information pertaining to the matters to be voted on at the EG&G, Inc., Annual Meeting of Stockholders to be held on Tuesday, April 22, 1997 at 10:30 a.m., at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, and at any adjournment of that Meeting. The date of this Proxy Statement is March 6, 1997, the approximate date on which the Proxy Statement and form of Proxy were first sent or given to stockholders. EG&G, Inc. is sometimes referred to in this Proxy Statement as "EG&G" or the "Company." EG&G, Inc. Common Stock, $1 par value (the only outstanding EG&G security with voting power), is referred to as the "Common Stock."

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EG&G. You are requested to sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by filing written notice with the Clerk of EG&G or by signing and delivering a new proxy card bearing a later date. IT IS IMPORTANT TO SIGN AND RETURN YOUR PROXY CARD. It helps to establish a quorum so that the Meeting may be held, and it permits your votes to be cast in accordance with your directions.

     The expenses connected with soliciting proxies will be borne by EG&G. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. Due to the limited time available for the solicitation of proxies, the Company has engaged Kissel-Blake Inc., of New York City, to assist in soliciting proxies from brokers, nominees, fiduciaries, and custodians and has agreed to pay Kissel-Blake Inc. $6,500 and out-of-pocket expenses for such efforts. In addition to the use of the mails, certain Directors, officers, and employees may solicit proxies in person or by use of communications media.

     The stock transfer books of EG&G will not be closed; however, the Board of Directors has fixed the close of business on February 21, 1997, as the record date for determining the stockholders entitled to receive notice and to vote their shares at the Annual Meeting. On the record date, there were 46,383,953 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock carries with it the right to cast one vote, with no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock constitutes a quorum.

     The two items being presented for stockholder action are set forth on your proxy card and each of them is discussed in detail on the following pages. Shares represented by proxy will be voted at the Meeting in accordance with your instructions, as indicated on the proxy card.

     The first item on the proxy card is a proposal to fix the number of Directors at ten and to elect eight Directors for terms of one year each. You are provided the opportunity to vote your shares for granting, or withholding, authority to fix the number of Directors at ten and to elect the eight nominees by marking the appropriate box on the proxy card. Should you desire to withhold authority to vote for specific nominees, please identify the exceptions in the appropriate space provided on the proxy card. Your shares will be voted as you indicate. IF YOU SIGN AND RETURN YOUR PROXY CARD AND MAKE NO INDICATION CONCERNING ITEM NO. 1 ON THE PROXY CARD, YOUR SHARES WILL BE VOTED "FOR" FIXING THE NUMBER OF DIRECTORS AT TEN AND ELECTING THE NOMINEES NAMED IN THIS PROXY STATEMENT.

     The second item is a proposal to approve the EG&G, Inc. 1992 Stock Option Plan, as amended. With respect to Item No. 2, you are provided the opportunity to vote for or against adopting the



EG&G, Inc., Corporate Offices
45 William St., Wellesley, Massachusetts 02181
(617)237-5100
proposal or to abstain from voting. Your shares will be voted as you indicate, or not voted if you abstain. IF YOU DO NOT MAKE AN INDICATION CONCERNING THIS ITEM, YOUR SHARES WILL BE VOTED "FOR" ITEM NO. 2.

     Management does not anticipate a vote on any other proposal at the Annual Meeting. In the event, however, that another proposal is properly brought before the Meeting, your shares will be voted in accordance with the discretion of the named proxies.

     EG&G's Annual Report to Stockholders for 1996 has already been mailed to its stockholders or is enclosed herewith. It should not be considered either as part of this Proxy Statement or as incorporated herein by reference.

                                 VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required for the approval of the EG&G, Inc. 1992 Stock Option Plan, as amended.

     Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. Shares which abstain from voting as to a particular matter will nonetheless be treated as present or represented at the Meeting with respect to such matter. Accordingly, abstentions will have no effect on the voting for the election of Directors, but will have the same effect as a vote against the approval of the EG&G, Inc. 1992 Stock Option Plan, as amended. Shares held by nominee record holders who did not receive specific instructions from the beneficial owners of such shares and thus are not voted with respect to a particular matter will not be treated as present or represented at the Meeting with respect to such matter. Accordingly, such nominee "non-votes" will have no effect on the voting for either the election of Directors or the approval of the EG&G, Inc. 1992 Stock Option Plan, as amended.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

     The Articles of Organization and By-Laws of EG&G provide that the number of Directors, not less than three nor more than thirteen, shall be fixed by the stockholders. The Articles of Organization and By-Laws, as amended in 1996, provide that at each Annual Meeting of Stockholders, commencing with the Annual Meeting of Stockholders in 1996, the successors of the Directors whose terms expire in that year shall be elected for a one-year term. There are, at present, eleven Directors of the Company. The terms of nine of the Directors expire at this year's Annual Meeting and the terms of the remaining two Directors expire at the Annual Meeting in 1998. Fred B. Parks resigned from his position as President and Chief Operating Officer of the Company effective January 10, 1997. His term as a Director will expire at this year's Annual Meeting. Messrs. Pounds and Goldhammer have announced that they will retire from the Board at this year's Annual Meeting.

     The Board of Directors has declared it advisable that the number of Directors be fixed at ten and has nominated the following persons for election as Directors for one-year terms expiring at the Annual Meeting in 1998:

            TAMARA J. ERICKSON                GRETA E. MARSHALL
            KENT F. HANSEN                    MICHAEL C. RUETTGERS
            JOHN F. KEANE                     JOHN LARKIN THOMPSON
            NICHOLAS A. LOPARDO               G. ROBERT TOD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE NUMBER OF DIRECTORS AT TEN AND FOR ELECTING THE EIGHT NOMINEES NAMED ABOVE FOR TERMS OF ONE YEAR EACH.

     It is intended that the shares represented by proxies will be voted to fix the number of Directors at ten and for the election of the eight nominees (unless one or more of the nominees is unwilling or unable to serve) for terms of one year each, unless a contrary vote is indicated on the proxy cards. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, the persons named as proxies in the Proxy may vote for the election of a substitute. In no event will shares represented by proxies be voted for more than eight nominees. To apprise you of the qualifications of the Directors, we are including information concerning the nominees and the two incumbent Directors whose terms of office expire in 1998.

           NOMINEES FOR DIRECTOR FOR A ONE-YEAR TERM EXPIRING IN 1998

TAMARA J. ERICKSON: Age 42; Principal Occupation: Head of U.S. Consulting for P.A. Consulting Group, a management and technology consulting company. Elected a Member of the Board of Directors of EG&G in 1995. Member of the Audit Committee and the Nominating Committee of the Board of Directors.

Ms. Erickson joined P.A. Consulting Group which is headquartered in London, U. K., in 1996 with responsibility for building the firm's business in the United States. Prior to joining P.A. Consulting Group, she was a Senior Vice President of Arthur D. Little, Inc., a company with which she had been associated since 1978. From 1991 to 1995, Ms. Erickson served as a Managing Director of Arthur D. Little, Inc. with direct line management responsibility for all the firm's management consulting business in North America, including strategy and organization, information systems, and operations management consulting services. Ms. Erickson is the co-author of the book, Third Generation R&D:
Managing the Link to Corporate Strategy, published in 1991. She holds a BA degree in Biological Sciences from the University of Chicago and an MBA from the Harvard Graduate School of Business Administration. Ms. Erickson is a Director of Allergan, Inc., Irvine, California, and an Overseer of the Boston Ballet.

KENT F. HANSEN: Age 65; Principal Occupation: Professor of Nuclear Engineering at the Massachusetts Institute of Technology, Cambridge, Massachusetts. Director of EG&G continuously since 1979. Chairman of the Nominating Committee and a Member of the Audit Committee and the Corporate Governance Committee of the Board of Directors.

Kent F. Hansen, a Professor of Nuclear Engineering at the Massachusetts Institute of Technology, first joined the M.I.T. faculty as an Assistant Professor in 1961. He is a former research scholar of M.I.T., from which he graduated in 1953 with a degree in physics. Dr. Hansen also received his Sc.D. degree in nuclear engineering from that institution. An authority in the field of nuclear reactor physics, reactor safety analysis, and nuclear fuel management, Dr. Hansen is the author of many scientific and technical publications and the co-author of a book entitled "Numerical Methods of Reactor Analysis." A former director of the American Nuclear Society, Dr. Hansen has served as consultant to several electric utilities and nuclear reactor manufacturers, to the Department of Energy, and to the Nuclear Regulatory Commission. Dr. Hansen was nominated by former President Carter in 1977 to serve as a commissioner of the Nuclear Regulatory Commission. In 1978, Dr. Hansen received the American Nuclear Society's Arthur Holly Compton Award for outstanding contributions to education in the fields of nuclear science and engineering. Dr. Hansen is Chairman of the Board of Directors of Stone & Webster, Inc. He is also a Member of the National Academy of Engineering.

JOHN F. KEANE: Age 65; Principal Occupation: President and Chief Executive Officer and Director of Keane, Inc., a public corporation based in Boston, Massachusetts, that designs, develops and maintains computer software for corporations and hospitals.

Mr. Keane founded Keane, Inc., in 1965. Prior to starting the company, Mr. Keane worked for IBM, and was a marketing and management consultant for Arthur D. Little. He is a graduate of Harvard University and received his MBA from Harvard Business School. Mr. Keane is an active member of ITAA (Information Technology Association of America), the national computer software and services trade association, having previously served as Chairman of that organization, and is a member of the Mass High Tech Council. He presently serves as a Trustee of the Massachusetts Software Council, Inc. He is a member of Governor Weld's Council on Economic Growth and Technology, is a member of the Board of The Center for Quality of Management, and is on the Board of Overseers of Beth Israel Deaconess Medical Center. In 1994, Mr. Keane became Chairman of the Board of Governors of the New England Aquarium.

NICHOLAS A. LOPARDO: Age 50; Principal Occupation: Executive Vice President of State Street Bank and Trust Company and Chairman and Chief Executive Officer of State Street Global Advisors, the Bank's investment management group. Elected a Member of the Board of Directors of EG&G in 1996. Member of the Audit Committee and the Benefit Plans Investment Committee of the Board of Directors.

Mr. Lopardo joined the Asset Management Division of State Street Bank and Trust Company in January 1987. In September of 1990, he was promoted to Executive Vice President of the Bank and Chief Executive Officer of State Street Global Advisors with responsibility for the Company's investment management businesses. Mr. Lopardo is also a member of the Senior Executive Group at State Street Bank and Trust Company which is responsible for setting the policy direction of the Bank. Prior to joining State Street Bank and Trust Company, Mr. Lopardo served as Senior Vice President of sales, marketing and pension advisory services with Equitable Life Assurance Society in New York. Mr. Lopardo has over 28 years of experience in the pension industry, having served in a variety of roles with Equitable related to pension marketing, client relationships, and Equitable's pension investment advisory services. He is a 1968 graduate of Susquehanna University with a BS in marketing and management and is a member of the Board of Directors of the University and the Investment, Property and Finance, and Executive Committees of that Board. He is also Chairman of the Advisory Board of the Weis Business School at Susquehanna University and Chairman of the Board of the Landmark School, the premier secondary school for dyslexic students. Mr. Lopardo is also a Board Member of the Boston Stock Exchange and of the Whitehead Institute for Biomedical Research.

GRETA E. MARSHALL, CFA: Age 59; Principal Occupation: Principal and founder of The Marshall Plan, a financial investment company. Director of EG&G continuously since 1990. Chairman of the Benefit Plans Investment Committee and a Member of the Compensation and Stock Option Committee of the Board of Directors.

Ms. Marshall manages The Marshall Plan, a financial investment company she founded in 1988, with offices in Concord, Massachusetts and Incline Village, Nevada. She has thirty-five years of experience in financial analysis, research, and investment. From 1974 to 1984, she was Director, Investments, Deere & Company, Moline, Illinois. She was President of Baybanks Investment Management in 1984 and 1985 and Investment Manager of the California Public Employees Retirement System from 1985 to 1988. Ms. Marshall is a member of the Board of Directors of Hysec, Inc. Ms. Marshall holds Bachelor of Arts and Master of Business Administration degrees from the University of Louisville. She is a Member of the Editorial Board of CFA Digest, member of the Candidate Curriculum Committee and is a Trustee of the AIMR Investment Management Workshop. Ms. Marshall is also a Trustee of the Financial Accounting Foundation.

MICHAEL C. RUETTGERS: Age 54; Principal Occupation: President and Chief Executive Officer and Director of EMC Corporation, a company based in Hopkinton, Massachusetts, specializing in information storage and retrieval.

Mr. Ruettgers became President and Chief Executive Officer of EMC Corporation in January 1992. From 1989 to 1991 Mr. Ruettgers held the positions of President and Chief Operating Officer. He joined the company in 1988 as Executive Vice President of Operations and Customer Service. Before joining EMC Corporation, Mr. Ruettgers spent much of his career with Raytheon Company. During his 13 years at Raytheon, Mr. Ruettgers played a key role in the Patriot Missile program while at Raytheon's Missile Systems Division. In 1981 he joined Boston-based Keane, Inc., a software development company where he was Senior Vice President. Following his work with Keane, Inc., Mr. Ruettgers became Chief Operating Officer of Technology Financial Services where he advised companies such as IBM, AT&T and the regional Bell operating companies. Mr. Ruettgers holds a BS from Idaho State University and an MBA from Harvard Business School. He is a Director of Commonwealth Energy Systems and Crosscom Corporation.

JOHN LARKIN THOMPSON: Age 66; Principal Occupation: Of Counsel to Nutter, McClennen & Fish, a Boston, Massachusetts law firm. Director of EG&G continuously since 1986. Member of the Benefit Plans Investment Committee and the Corporate Governance Committee of the Board of Directors.

Mr. Thompson served as President and Chief Executive Officer of Blue Cross & Blue Shield of Massachusetts, Inc. from 1988 to his retirement in 1992. He served as President of Blue Shield of Massachusetts, Inc. and Blue Cross of Massachusetts, Inc. from 1970 and 1987, respectively, until December 30, 1988 when those two companies merged. Prior to his service with Blue Cross and Blue Shield, Mr. Thompson was an associate and then partner with the Boston law firm of Palmer & Dodge. He holds a Bachelor of Science degree from Villanova University, Master of Science degree from Columbia University Graduate School of Business, and a Juris Doctor (cum laude) from Boston University School of Law and is a Member of the Massachusetts and Boston Bar Associations. Mr. Thompson retired from the United States Naval Reserve in 1976 as a Commander. He is a Trustee and former Chairman of the New England Aquarium, Director and former Chairman of the Artery Business Committee, and Trustee of Emmanuel College. He also served as Chairman of the United Way of Massachusetts Bay and Chairman of the Massachusetts Port Authority. He currently serves as a Director of several other civic and charitable organizations.

G. ROBERT TOD: Age 57; Principal Occupation: President and Chief Operating Officer and Director of the CML Group, Inc., a specialty marketing company. Director of EG&G continuously since 1984. Member of the Executive Committee and the Nominating Committee and Chairman of the Compensation and Stock Option Committee of the Board of Directors.

Mr. G. Robert Tod is a 1961 graduate of Rensselaer Polytechnic Institute with a Bachelor's degree in Mechanical Engineering and a 1967 graduate of the Harvard Business School MBA Program. Mr. Tod is co-founder of the CML Group, Inc. and has served as its President and Chief Operating Officer from 1969 to the present. Mr. Tod is a Director of SCI Systems, Inc., and is a Trustee of Rensselaer Polytechnic Institute and of Emerson Hospital.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

JOHN M. KUCHARSKI: Age 61; Principal Occupation: Chairman of the Board, President and Chief Executive Officer of EG&G. Mr. Kucharski has been a Director of the Company since 1986 and is a Member of the Executive Committee of the Board of Directors. He joined the Company in 1972 when Challenger Research, Inc., a firm he co-founded in 1965, was acquired by EG&G. Mr. Kucharski was elected a Vice President of the Company in 1979, a Senior Vice President in 1982, and Executive Vice President in 1985. He was promoted to the position of President and Chief Operating Officer in 1986, was named to the position of Chief Executive Officer in 1987, and elected Chairman of the Board in 1988. He is a Director of Nashua Corporation, New England Electric System, State Street Boston Corporation, and Eagle Industry Co., Ltd. He serves on the Board of Trustees of Marquette University and George Washington University.

JOHN B. GRAY: Age 69; Principal Occupation: Retired President and Director of Dennison Manufacturing Company, a subsidiary of Avery Dennison Corporation, a diversified manufacturer serving worldwide markets for office products, industrial systems, packaging, and pressure-sensitive base materials. Mr. Gray has been a Member of the Board of Directors of EG&G since 1983 and is a Member of the Executive Committee, the Corporate Governance Committee, and the Nominating Committee of the Board of Directors. He also serves as a Director of the Liberty Mutual Insurance Companies, Liberty Financial Co., the Stackpole Corporation, the New England Shelter for Homeless Veterans and the Executive Service Corps of New England. Mr. Gray is a Trustee of Wentworth Institute of Technology and the New England Aquarium.

                 INFORMATION RELATIVE TO THE BOARD OF DIRECTORS
                         AND CERTAIN OF ITS COMMITTEES

     A formal Audit Committee of the Board of Directors was created in 1971. The present Committee, which met four times in 1996, is composed of four
Directors -- Messrs. Goldhammer (Chairman), Hansen and Lopardo and Ms. Erickson.

     The responsibilities of the Audit Committee are (1) to recommend the particular persons or firm to be employed by the Company as its independent auditor; (2) to consult with the persons so chosen to be the independent auditor with regard to the plan of audit; (3) to review, in consultation with the independent auditor, its report of audit or proposed report of audit, and the accompanying management letter, if any; and (4) to consult periodically with the independent auditor with regard to the adequacy of internal controls and, if the Committee so chooses, to consult with the internal auditors, the Chief Financial Officer, the Corporate Controller, the Treasurer and other officers and employees as the Committee may deem appropriate.

     The Compensation and Stock Option Committee of the Board of Directors, which met three times in 1996, is composed of three Directors -- Messrs. Tod (Chairman), Pounds and Ms. Marshall. The Committee reviews and approves the salaries and incentive compensation of the Chairman of the Board, the Chief Executive Officer, the President, and the Executive and Senior Vice Presidents. The Committee also reviews and approves the management incentive plans of the Company and its subsidiaries, administers the stock option plans adopted by the Company, and reviews and approves such other employment and compensation matters as it deems necessary and proper.

     The Corporate Governance Committee of the Board of Directors, which met twice in 1996, is composed of four Directors -- Messrs. Pounds (Chairman), Gray, Hansen and Thompson. The Committee examines and defines the Board of Directors' role in corporate governance, formulates policy to deal with and be responsive to shareholder concerns, and formulates guidance, for management action, to deal with evolving social issues, both internal and external to the organization.

     A Nominating Committee of the Board of Directors was created in 1991. The present Committee, which met three times in 1996, is composed of four Directors -- Messrs. Hansen (Chairman), Tod and Gray and Ms. Erickson. The Committee establishes criteria for nomination or renomination as a Director, develops procedures for the nomination or renomination process, and identifies and recommends candidates for nomination to the Board of Directors. Any stockholder desiring to submit a candidate for consideration by the Nominating Committee should send sufficient biographical data and background information concerning the candidate to enable a proper judgment as to the candidate's qualifications, together with any other relevant information, to: Chairman of the Nominating Committee, c/o EG&G, Inc., 45 William Street, Wellesley, MA 02181.

     A Benefit Plans Investment Committee of the Board of Directors was created in October of 1991. The present Committee, which met twice in 1996, is composed of four Directors -- Ms. Marshall (Chairman) and Messrs. Goldhammer, Thompson and Lopardo. The Committee reviews the investment of funds held in the Company's employee benefit plans.

     The Board of Directors also has an Executive Committee composed of three Directors -- Messrs. Kucharski, Gray and Tod. The Committee, which acts as needed during intervals between

Board meetings, has been delegated with all the powers of the Board except those powers which by law, the Articles of Organization or the By-Laws of the Company, the Board of Directors is prohibited from delegating. With the exception of the Executive Committee, all Committees of the Board of Directors are comprised of non-employee Directors.

MEETINGS

     The Board of Directors met seven times in 1996. All Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which they respectively served.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no additional compensation for their services as Directors. Directors who are not employees of the Company are paid an annual retainer fee of $12,000 and $1,000 for each meeting of the Board that they attend. Additionally, the Chairmen of the Audit, Compensation and Stock Option, Corporate Governance, Nominating, and Benefit Plans Investment Committees receive $4,000 per year and the other non-employee members of these Committees receive $3,000 per year. All non-employee members of these Committees receive $1,000 for each Committee meeting that they attend unless the Committee meeting is held on the same day as a Board of Directors' meeting, in which case, the Committee member receives $500.

     The EG&G, Inc. 1990 Director Stock Plan provides that on each January 31, non-employee Directors who served for the preceding calendar year shall receive 800 shares of Common Stock (with a pro-rated number of shares issued to Directors who served for only a portion of such year). If a Director fails to attend at least 75 percent of the aggregate number of meetings of the Board and the committees on which the Director served during the preceding year, the number of shares of Common Stock will be reduced to 400 shares and no shares will be issued if a Director fails to attend at least 50 percent of such meetings. In accordance with the Director Stock Plan, in February of 1997, each of the eight non-employee Directors who served as Directors for the entire 1996 calendar year received 800 shares of Common Stock, with a fair market value to each such Director at that time of $17,050. Mr. Lopardo, elected to the Board at the 1996 Annual Meeting, received 600 shares of Common Stock, with a fair market value to him at that time of $12,788. Mr. Rubinovitz, who retired from the Board in April of 1996, received 200 shares with a fair market value of $4,263.

     The Company terminated its Deferred Compensation Plan for non-employee Directors effective December 31, 1995. The termination does not affect any rights of non-employee Directors that had vested as of such termination date. The Plan provided for an annual payment to be made by the Company to the eligible Director or his or her estate in an amount equal to 100 percent of the Director's annual retainer fee in effect at the time the Director's service on the Board ceased due to death, retirement, or resignation. Under the Plan as terminated, annual payments will be made to any non-employee Director in office as of December 31, 1995, upon his or her death, retirement, or resignation from the Board for the greater of five years or the number of years the Director served on the Board as of December 31, 1995.

     The Company also has established the EG&G, Inc. Directors Charitable Contribution Program for certain non-employee Directors. To be eligible under the program, the Director must be a non-employee Director with no previous employment with the Company and have either been a member of the Company's Board of Directors as of January 1, 1992 or have otherwise completed five years of service on the Board. Under this program, the Company will contribute, upon the death of an eligible Director, a total of $1,000,000 to one or more qualifying charitable organizations named by the Director. The program is funded through a life insurance policy on each such eligible Director, with the life insurance proceeds payable to EG&G.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table identifies the only persons known to the Company to be beneficial owners of five percent or more of the outstanding shares of Common
Stock. The information in this table and the footnotes is taken from a Schedule
13G dated January 13, 1997, filed by The Regents of the University of California and a Schedule 13G dated February 7, 1997, filed by FMR Corp. with the Securities and Exchange Commission.


NAME AND ADDRESS                                   AMOUNT AND NATURE
  OF BENEFICIAL                                      OF BENEFICIAL      PERCENT OF
      OWNER                                          OWNERSHIP(1)          CLASS
----------------------------------------------------------------------------------
The Regents of the University of California
  300 Lakeside Drive
  Office of the Treasurer
  Oakland, CA 94612                                   3,343,000(2)          7.06%

FMR Corp.
  82 Devonshire Street
  Boston, MA 02109                                    4,889,587(3)         10.33%


                                     NOTES

(1) There are no shares included with respect to which such persons have a right to acquire beneficial ownership.

(2) The Schedule 13G filed by The Regents of the University of California states that it has sole voting power and sole dispositive power over 3,343,000 shares.

(3) The Schedule 13G filed by FMR Corp. states that FMR Corp. has sole dispositive power with respect to 4,889,587 shares of which 4,642,562 shares are held by various investment companies to which a wholly-owned subsidiary of FMR Corp., Fidelity Management and Research Company, acts as investment adviser and 247,025 are held by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., and has sole voting power and sole dispositive power with respect to 221,325 shares held by Fidelity Management Trust Company, which serves as investment manager of the institutional account(s).

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock owned of record or beneficially (including unexercised stock options exercisable within 60 days) on February 3, 1997, (i) by each of the Directors and nominees for Director individually, (ii) by each of the executive officers named in the Summary Compensation Table, and (iii) by all of the executive officers, Directors, and nominees for Director as a group. No Director, nominee for Director, or executive officer of the Company owned any equity securities of the Company other than Common Stock on that date.


                                     AMOUNT AND NATURE OF     PERCENT
NAME                                 BENEFICIAL OWNERSHIP     OF CLASS
----------------------------------------------------------------------
John M. Kucharski(1)(2)                      386,926            *

Fred B. Parks(1)(2)                           82,461            *

Angelo D. Castellana(1)(2)                    68,081            *

Luciano S. Rossi(1)(2)                        78,447            *

C. Michael Williams(1)(2)                    108,346            *

Tamara Erickson                                  800            *

Robert F. Goldhammer                          15,600            *

John B. Gray                                  13,400            *

Kent F. Hansen                                 5,600            *

John F. Keane                                      0            *

Nicholas A. Lopardo                              600            *

Greta E. Marshall                              5,400            *

William F. Pounds                             15,900            *

Michael C. Ruettgers                             100            *

John Larkin Thompson                           8,400            *

G. Robert Tod                                 10,600            *

All executive officers, Directors,
and nominees for Director of the
Company as a Group, 26 in number,
including those listed above(1)(2)         1,128,904           2.39%

---------------

*   Less than 1%

                                     NOTES

(1) The amounts shown as beneficially owned by Messrs. Kucharski, Parks, Castellana, Rossi, and Williams, and by all executive officers, Directors, and nominees for Director as a group, include 320,500, 76,600, 62,800, 72,300, 77,200, and 868,500 shares, respectively, which are obtainable within 60 days only upon exercise of, and payment for, outstanding, unexercised stock options.

(2) Owners of all shares shown have sole voting and investment power except Messrs. Kucharski, Parks, Castellana, Rossi, and Williams and certain executive officers of EG&G, not identified by name in the above Table, as a group, who share investment and/or voting power over 32,226 shares, 6 shares, 1,000 shares, 6,147 shares, 21,546 shares, and 3,600 shares, respectively. The number of shares stated as being owned beneficially includes shares held beneficially by spouses, minor children, and certain trusts; the inclusion of such shares in the Proxy Statement, however, does not constitute an admission that the executive officers, Directors, or nominees for Director are direct or indirect beneficial owners of such shares.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (Committee) of the Board of Directors is composed of three independent outside Directors. The Committee's report on executive compensation follows.

OVERALL PHILOSOPHY

     The Company's overall executive compensation philosophy is based on the premise that compensation should be aligned with and support the Company's business strategy and long-term initiatives, enhance shareholder value and be competitive with that offered by comparable companies. Under the guidance of the Committee, compensation policies have been designed which link executive compensation to the attainment of the Company's specific goals. These policies also allow the Company to attract and retain those senior executives critical to the long-term success of a highly diversified organization by providing a competitive compensation package and recognizing and rewarding individual contributions. The key elements of the Company's executive compensation are base salary, annual incentive awards, and stock options.

BASE SALARY

     Each year, the Committee reviews and establishes the base salary of the Chief Executive Officer based on the Company's performance, as measured by a combination of factors consisting principally of sales, earnings per share growth, return on equity, return on capital (EVA) and on a comparison to executive compensation in other companies as revealed by the surveys referred to below. The Committee also reviews, approves or modifies, as deemed appropriate by the Committee, a salary plan recommended by the Chief Executive Officer and the Vice President of Human Resources for the positions of President, Executive Vice President and Senior Vice President. This plan, developed by the Human Resources staff, is based on the performance of each such Officer while taking into consideration the Company's performance as measured by the factors described above.

     Two national surveys are used to provide general overall guidance with respect to compensation levels. The surveys show the varied percentile base and total compensation for selected officer positions for companies comparable in revenue size to EG&G. Generally, the compensation levels of EG&G officers are comparable with those for similar positions within the companies included in the above-mentioned surveys.

     After a three-year salary freeze for all officers, in accordance with the Company's policy to pay competitive salaries, the base salaries of most officers were increased in January of 1994 and in April of 1995. Mr. Kucharski's base salary was increased to $650,000 per year in January 1994 and has remained at this level throughout 1995 and 1996. His recommendation that he not receive a salary increase in 1997 has been accepted by the Committee.

INCENTIVE COMPENSATION

     EG&G maintains an Economic Value Added ("EVA") Incentive Plan (the "Plan", or "EVA Plan"), the purpose of which is to provide incentive compensation to certain key employees. Mr. Kucharski and most officers, including the other executive officers named in the Summary Compensation Table, are participants in the EVA Plan. Although the EVA Plan is the primary source of bonuses for officers, the Committee may award additional bonuses to selected officers outside of the EVA Plan in circumstances in which the Committee determines that an additional bonus determined on a different basis is appropriate.

     Bonuses under the EVA Plan are based on the additional shareholder value created. For purposes of the Plan, shareholder value is created when the Company earns a return in excess of the cost of the capital employed. EG&G calculates its EVA by taking its net operating profit after tax and subtracting a capital charge. The capital charge is the result of the capital employed by the Company multiplied by the Company's weighted average cost of capital.

     Each EVA Plan participant is assigned a target incentive, expressed as a percentage of base salary ranging between 5% and 60%, which represents the amount of the incentive award if EVA performance targets are met. The EVA performance targets are based on the participant's business unit. Thus, the performance targets may be based on Division, Segment and/or Consolidated performance depending on the participant's degree of responsibility. Performance targets in the future will be based on Division and/or Consolidated performance given the corporate realignment effective January 1, 1997. The actual incentive award is determined by multiplying the target incentives by a formula performance factor based upon actual EVA performance compared to the target performance. The performance factor will be greater than one if the EVA target is exceeded and will be less than one or even negative if the EVA target is not met. There is no cap and no floor on the incentive award.

     The incentive awards declared in a year for certain employees may not be completely paid out in the following year. Instead, a percentage of the annual incentive awards of all Company officers, general managers, and certain highly compensated employees remains in an "at risk" reserve account. With respect to such employees, the Company will make distribution first, to the extent possible, from the declared incentive and then the reserve balance. The remaining portion, if any, of the declared incentive for the fiscal year will be added to the incentive reserve and the remaining reserve balance will be carried forward to the next fiscal year.

     The prescribed distribution ratios for the incentive reserve for such employees are:

                       1996                         80%
                       1997                         67%
                       1998                         57%
                       1999 & Beyond                50%

     All distributions from the incentive reserve shall be made on a last-in, first-out basis, such that the distribution for any given fiscal year shall come first from the declared incentive for that fiscal year, with any remainder of that distribution coming from the reserve balance attributable to years prior to the fiscal year for which the current distribution is being made.

     Amounts in the reserve account can be lost if performance in subsequent years is so far below target that a negative award results. Thus, it is possible for the reserve account to have a negative balance, although plan participants are not required to reimburse the Company for negative balances in the reserve account or for negative awards. In the case of retirement, disability or death, the balance in the reserve account will be paid to the participant. The reserve account will be forfeited (unless determined otherwise by the Company) in the case of voluntary or involuntary termination and will be forfeited for breach of any noncompetition agreement. If there is a Change in Control of the Company (as defined in the EVA Plan), the Plan will terminate and all positive balances in reserve accounts will be distributed unless the Plan is continued on no less beneficial terms to the participants.

     Individual performance factors allow managers to adjust a participant's final incentive awards up or down by 25% based upon their discretionary assessment of performance. These adjustment factors are limited to participants with target incentive percentages of 5% - 30% of salary.

     In 1996, Mr. Kucharski's target bonus was 60% of base salary. His target EVA was based on Consolidated performance. For 1996 the actual Consolidated EVA showed improvement over 1995 but was less than his target EVA. As a result, he received an EVA award of $234,400 which represents 60% of the target bonus.

STOCK OPTIONS

     Many studies indicate a correlation between stock ownership and performance. Under the Company's Stock Option Plans, stock options are granted to the Company's senior executives following guidelines established by the Committee. These guidelines are based primarily on competitive industrial practice as revealed by a long-term executive compensation survey covering a large number of public companies in a variety of industries in which the Company participates. The survey data show that the normal stock option award is a multiple of base salary. Beginning in 1991, the Committee began to use the Black-Scholes option pricing method as the basis for determining the value of the option grants. This method takes into consideration a number of factors including the stock's volatility, dividend rate, option term, and interest rates to estimate the option's present value. Mr. Kucharski was granted an option on 75,000 shares in January 1996 for performance in 1995 and another 75,000 shares in December 1996 for performance in 1996 based on the survey data and the application of the Black-Scholes option pricing method.

     Stock options are classified as long-term incentives and are intended to link the long-term interests of the executive with those of the stockholder. Stock options will provide value to the optionee only when the price of EG&G stock increases above the option price. All options are granted with an exercise price equal to the fair market value on the date of the grant.

STOCK OWNERSHIP PROGRAM BY OFFICERS AND GENERAL MANAGERS

     The Committee has determined that in order to further align management and shareholder interests, EG&G stock ownership by EG&G officers and general managers should be significant relative to each officer's and general manager's base salary. The market value of EG&G stock expected to be owned by the Company's officers and general managers is as follows:

          CEO                                 2 times base salary
          Executive Vice Presidents           1 1/2 times base salary
          Senior Vice Presidents              1 1/2 times base salary
          Other Officers                      1 times base salary
          General Managers                    1/2 times base salary


     Those officers who do not presently have such ownership are expected to attain the ownership by the later of January 1, 2000 or four years after their election to the specified officer position. General managers are expected to attain the ownership by the later of January 1, 2001 or four years after their selection to the specified general manager position.

SECTION 162(m)

     Section 162(m) of the Internal Revenue Code which became effective January 1, 1994 generally limits the deductibility of annual compensation for certain officers to $1 million. It is the general intention of the Committee to assure that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interest of the stockholders. This year the Committee has recommended that the EG&G, Inc. 1992 Stock Option Plan be amended and that the Plan as amended be submitted for approval by the stockholders at the 1997 Annual Meeting so that compensation attributable to option grants made under the Plan may be deemed qualified performance-based compensation and therefore not subject to the
Section 162(m) $1 million deduction limit. The Plan as amended is discussed more fully under Item No. 2 of this Proxy Statement. The Committee will review its policy concerning Section 162(m) on a year by year basis.

COMPENSATION AND STOCK OPTION COMMITTEE

        G. Robert Tod (Chairman)
        William F. Pounds
        Greta E. Marshall

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Technology-500 Index (name changed from S&P High Technology Composite Index) for the period of five fiscal years commencing December 30, 1991 and ended December 29, 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 EG&G, INC. COMMON STOCK, S&P COMPOSITE-500 AND
                           S&P TECHNOLOGY-500 INDICES

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS


 Measurement Period                        S&P Composite-500      S&P Technology-500
(Fiscal Year Covered)      EG&G, Inc.            Index                   Index
Dec. 1991                   100.00              100.00                  100.00
Dec. 1992                    80.61              107.62                  104.13
Dec. 1993                    77.43              118.46                  128.09
Dec. 1994                    61.60              120.03                  149.29
Dec. 1995                   109.41              165.13                  215.04
Dec. 1996                    93.40              203.05                  305.07

---------

* Assumes that the value of the investment in EG&G, Inc. Common Stock and each index was $100 on December 29, 1991 and that all dividends were reinvested.


     The following table sets forth information concerning the annual and long-term compensation for services to the Company for the 1994, 1995, and 1996 fiscal years, of (i) the chief executive officer during 1996, and (ii) the other four most highly compensated executive officers of the Company for 1996 who were serving as executive officers as of December 29, 1996.

                                              SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                ANNUAL                ---------------------------------
                                             COMPENSATION                      AWARDS                 PAYOUTS
------------------------------------------------------------------------------------------------------------------
                                                              OTHER                                          ALL
                                                             ANNUAL    RESTRICTED   SECURITIES              OTHER
                                                             COMPEN-     STOCK      UNDERLYING    LTIP     COMPEN-
            NAME AND                      SALARY    BONUS    SATION(2)  AWARD(S)     OPTIONS     PAYOUTS   SATION(4)
       PRINCIPAL POSITION         YEAR      $       ($)(1)     ($)        ($)          (#)         ($)       ($)
------------------------------------------------------------------------------------------------------------------
John M. Kucharski                 1996    650,000   234,000                           150,000(3)           26,097
Chairman of the Board,            1995    650,000   491,400                                 0              30,714
President and                     1994    647,885         0                            75,000              33,434
Chief Executive Officer

Fred B. Parks                     1996    382,522   114,757                           125,000(3)            4,950
former President and              1995    334,984   211,040                                 0               3,371
Chief Operating Officer           1994    333,350         0                            35,000               3,300
(resigned eff. 1/10/97)

Angelo D. Castellana              1996    234,623   221,719                            39,000(3)           11,305
Vice President                    1995    219,626   146,600                                 0               5,043
                                  1994    209,976    25,000                            15,000               4,950

Luciano S. Rossi                  1996    241,923   119,752                            38,000(3)            4,950
Vice President                    1995    220,000   175,725                                 0               5,026
                                  1994    220,000    17,400                            17,500               4,950

C. Michael Williams               1996    250,016    85,318                            20,500(3)           12,622
Vice President                    1995    250,016   168,761                                 0              14,079
                                  1994    249,439    37,300                            19,000              15,026


                                     NOTES

(1) A percentage of each of the incentive awards for 1995 and 1996 set forth in the Bonus Column for the named executive officers is held in an "at risk" reserve account in accordance with the provisions of the EVA Incentive Plan.
    See "Board Compensation Committee Report on Executive Compensation".

(2) Perquisites and other personal benefits did not in the aggregate exceed the lesser of $50,000 for any named executive officer or 10 percent of the total of annual salary and bonus reported in this table for such executive.

(3) This number includes 75,000, 50,000, 17,000, 17,500, and 19,000 shares of
    EG&G stock underlying options that were granted in January of 1996 with respect to performance in 1995.

(4) This column includes the actuarial benefit to the named executive officer of the split-dollar life insurance policy established in 1991 and the Company's contribution to the EG&G, Inc. Savings Plan. The actuarial benefit of the split-dollar life insurance to Messrs. Kucharski, Parks, Castellana, Rossi, and Williams is $21,147, $0, $6,355, $0, and $7,672 respectively. The
    Company makes no contribution to the term life portion of the split-dollar life insurance premium. The named executive officer contributes an amount each year to the split-dollar life insurance policy equal to the cost of the term life insurance under the policy. The amount reported in the column for 1996 for Messrs. Kucharski, Parks, Castellana, Rossi, and Williams includes
    $4,950 as the Company's contribution to the EG&G, Inc. Savings Plan for each of the aforementioned executives.

                                 PENSION PLANS

EMPLOYEES RETIREMENT PLAN

     The Company and its subsidiaries maintain several basic retirement plans for the benefit of their employees, including officers. All of the executive officers, including all of the five highest compensated executive officers, participate in the EG&G, Inc., Employees Retirement Plan (the "Retirement Plan"), the principal features of which are as follows.

     Subject to maximum benefit limitations prescribed by law, a participant will be entitled to receive an annual payment equal to the sum of 0.85 percent of the participant's Final Average Earnings (the average of the employee's base salary for the five consecutive highest-salaried years out of the last ten years of credited service with the Company) multiplied by the number of years of credited service with the Company plus 0.75 percent of the excess of such earnings over the Social Security Tax Base multiplied by the number of years of credited service (not in excess of 35) with the Company. All of the employees of EG&G, Inc. who participate in the Retirement Plan are required to either complete five years of service or reach their normal retirement date before they have a vested interest in the Retirement Plan.

     The following table sets forth information with respect to estimated annual benefits under the Retirement Plan, payable upon retirement to persons in the specified ranges of compensation and years of service.

                               PENSION PLAN TABLE
                           ANNUAL ESTIMATED BENEFITS
              UNDER THE EG&G, INC. EMPLOYEES RETIREMENT PLAN(1)(2)

 FINAL                             YEARS OF SERVICE
AVERAGE      ------------------------------------------------------------
EARNINGS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------------------------------------------------------------------
$500,000    $116,898     $120,000     $120,000     $120,000     $120,000
 475,000     110,898      120,000      120,000      120,000      120,000
 450,000     104,898      120,000      120,000      120,000      120,000
 400,000      92,898      120,000      120,000      120,000      120,000
 375,000      86,898      115,864      120,000      120,000      120,000
 350,000      80,898      107,864      120,000      120,000      120,000
 325,000      74,898       99,864      120,000      120,000      120,000
 300,000      68,898       91,864      114,830      120,000      120,000
 275,000      62,898       83,864      104,830      120,000      120,000
 250,000      56,898       75,864       94,830      113,795      120,000
 225,000      50,898       67,864       84,830      101,795      118,761
 200,000      44,898       59,864       74,830       89,795      104,761
 175,000      38,898       51,864       64,830       77,795       90,761
 150,000      32,898       43,864       54,830       65,795       76,761
 125,000      26,898       35,864       44,830       53,795       62,761
 100,000      20,898       27,864       34,830       41,795       48,761
  75,000      14,898       19,864       24,830       29,795       34,761
  50,000       8,898       11,864       14,830       17,795       20,761


                                     NOTES

(1) For the purpose of calculating the amounts shown in the above table, it is assumed that the participants in the specified ranges retired on December
    31, 1996, and at age 65, and that all payments were made on a straight life annuity basis. These payments are not subject to any deduction for Social
    Security benefits.

                                       15

(2) Messrs. Kucharski, Parks, Castellana, Rossi, and Williams have respectively 31, 20, 31, 10, and 31 years of credited service under the EG&G, Inc. Employees Retirement Plan; and $150,000 of the 1996 compensation of each of Messrs. Kucharski, Parks, Castellana, Rossi, and Williams is covered by the Retirement Plan. The reasons for the difference between the amounts shown in the Summary Compensation Table and the amounts disclosed above are that compensation in excess of $150,000 and all incentive payments and deferred compensation amounts, other than amounts deferred under savings plans, are excluded in determining the compensation covered by the Retirement Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In addition to the basic benefit plan outlined in the table above, the Company has created the EG&G, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan"), which provides additional benefits for executive officers. Officers at the Vice Presidential level and above, the General Counsel, the Corporate Controller, the Treasurer, and others designated by the Board of Directors are eligible to receive benefits under the Supplemental Plan when they have reached 55 years of age and completed five years of service. In the event of a change of control as defined in the Supplemental Plan, however, participants in the Supplemental Plan are eligible to receive benefits regardless of age or years of service. If a participant dies prior to attaining age 55, but after the completion of five years of service, the participant's eligible spouse is entitled to receive a benefit in the form of a 50 percent surviving spouse option commencing on the date the participant would have attained age 55.

     During 1996, the Company charged $1,473,738 as an expense and $1,430,092 as income for the Supplemental Plan and made payments to retired officers and beneficiaries in the amount of $476,109. While the Company is not required to fund the Supplemental Plan, effective April 6, 1989, the EG&G, Inc. Non-Qualified Benefit Trust Agreement (the "Trust") was established by and between EG&G, Inc. and The Boston Safe Deposit and Trust Company. As of December 29, 1996, the Trust had a balance of $9,056,000. The purpose of the Trust is to provide greater assurance of the receipt of Supplemental Plan benefits. Amounts held in the Trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy.

     The Supplemental Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The Board of Directors may amend or terminate the Supplemental Plan at any time; however, such amendment or termination shall not reduce or eliminate the benefit payments currently being made or the accrued plan benefit of any participant.

     The Supplemental Plan provides an annual benefit payable at retirement equal to:

          (a) 0.85 percent of average total compensation (as defined below) for each year of credited service, plus 0.75 percent of average total compensation in excess of the Social Security Tax Base, less (b),

          (b) 100 percent of the participant's benefit accrued at date of termination and payable at normal retirement age under any Company-funded retirement plan, plus (c),

          (c) The reduction, if any, to the early retirement benefit payable from any Company-funded retirement plan due to the limitations as set forth in Section 415(b) of the Internal Revenue Code of 1986.

     The benefit payable under the Supplemental Plan, however, shall in no event be less than (c) above.

     Years of service after age 65 are not counted in determining benefits under the Supplemental Plan, nor is any actuarial adjustment made as a result of retirement before or after age 65. Average total compensation is the average of a participant's total cash compensation for the highest-compensated consecutive five years of credited service out of his last ten years of credited service prior to age 65 (or his age at earlier termination of employment).

     Messrs. Kucharski, Castellana and Williams have reached the minimum age of eligibility for retirement under the Supplemental Plan. In combination with the amounts payable under the EG&G, Inc. Employees Retirement Plan, Messrs. Kucharski, Castellana, and Williams would receive $389,812, $141,431 and $158,292, respectively, assuming they retired on the last day of 1996 and received benefits in the form of a lifetime income.

EMPLOYMENT AND OTHER AGREEMENTS

     Compensation in the form of salary to Mr. Kucharski is paid pursuant to a three-year employment agreement with the Company dated November 1, 1993, automatically renewable for successive 3-year intervals, which provided for a minimum annual payment in 1996 of $650,000. Compensation in the form of salary to Messrs. Parks, Castellana, Rossi, and Williams is paid pursuant to one-year employment agreements with the Company dated November 1, 1993, automatically renewable for successive 1-year intervals, which provided for minimum annual payments in 1996 of $383,000, $235,000, $242,000, and $250,000 respectively.

     All of the employment agreements with the named executive officers contain provisions that provide that in the event of a change in control of the Company, the employment term shall be extended for a period of five (5) years from the date of the change of control. Following a change in control, if the named executive is terminated without "cause" or resigns for "good reason" (each as defined in the agreement), the named executive is entitled to receive a severance payment equivalent to five (5) years of base salary plus bonuses and continuation of certain benefits for five (5) years from the date of termination.

     Generally, a change in control will be deemed to have occurred in any of the following circumstances:

        1) the acquisition of 30% or more of the outstanding voting stock of the Company by any person or entity;

        2) during any period of two consecutive years, persons serving as Directors of the Company and those replacements or additions approved by a two-thirds vote of the Board, cease for any reason to constitute a majority of the Board;

        3) the stockholders of the Company approve a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto would end up representing 50% or less of the voting power of the surviving entity; or

        4) a plan for the complete liquidation or an agreement for the sale or disposition of all or substantially all of the assets of the Company is approved by the stockholders of the Company.

     All of the employment agreements with the named executive officers, with the exception of Mr. Kucharski's employment agreement, contain provisions that provide that upon termination initiated by the Company without cause, apart from a change in control situation, each executive would be entitled to continuation of his or her salary, bonus, and employee benefits for one (1) year from the date of termination. Mr. Kucharski's employment agreement provides that he would be entitled to the continuation of his salary, bonus, and employee benefits for three (3) years from the date of termination.

OPTION GRANTS

     The following table sets forth information on grants made in the 1996 fiscal year of stock options pursuant to the EG&G, Inc. 1992 Stock Option Plan, for performance during the last fiscal year, to the officers identified in the Summary Compensation Table. No stock appreciation rights were granted under that Plan during the last fiscal year.

                                      OPTION GRANTS TABLE
                                     OPTION GRANTS IN 1996(1)
                              FOR PERFORMANCE IN LAST FISCAL YEAR(2)
                                                                                     GRANT
                                                                                      DATE
                             INDIVIDUAL GRANTS                                      VALUE(3)
--------------------------------------------------------------------------------------------
                         NUMBER OF      % OF TOTAL
                         SECURITIES      OPTIONS       EXERCISE                      GRANT
                         UNDERLYING     GRANTED TO      OR BASE                       DATE
                          OPTIONS       EMPLOYEES      PRICE PER                    PRESENT
                          GRANTED       IN FISCAL      SHARE(4)      EXPIRATION     VALUE(3)
        NAME                (#)          YEAR(2)          ($)           DATE          ($)
--------------------------------------------------------------------------------------------
John M. Kucharski          75,000         10.25%         19.75        12/19/06      465,000
Fred B. Parks              75,000         10.25%         19.75        12/19/06      465,000
Angelo D. Castellana       22,000          3.01%         19.75        12/19/06      136,400
Luciano S. Rossi           20,500          2.80%         19.75        12/19/06      127,100
C. Michael Williams         1,500          0.21%         19.75        12/19/06        9,300


                                     NOTES

(1) All options granted by the Company in 1996 for performance in 1996 to the officers identified above are non-statutory options and vest in 20% increments over a period of five (5) years. The options become fully vested and immediately exercisable upon the death of the optionee while in the employ of the Company; upon termination of the optionee's employment due to permanent and total disability or upon retirement at a Company-recognized retirement age; or upon a change in control of the Company.

(2) This table does not include option grants made to Messrs. Kucharski, Parks, Castellana, Rossi, and Williams in January 1996 for performance in 1995.
     The "Percentage of Total Options Granted to Employees in Fiscal Year" reflects only the options granted in December 1996 for performance in 1996.
     Please refer to table below.

(3) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The assumptions used at the time of grant in December of 1996 included expected market volatility of 24%, a 6.3% risk-free rate of return, a 2% dividend yield, and a 7-year retention period.

(4) The exercise price is equal to the fair market value of the Common Stock as determined by the closing price on the New York Stock Exchange-Composite
     Transactions on December 18, 1996, the date of grant.

     The following table sets forth information on grants made in the 1996 fiscal year of stock options pursuant to the EG&G, Inc. 1992 Stock Option Plan, for performance during the 1995 fiscal year, to the officers identified in the Summary Compensation Table.

                                        OPTION GRANTS TABLE
                                      OPTION GRANTS IN 1996(1)
                                     FOR PERFORMANCE IN 1995(2)


                                                                                     GRANT
                                                                                      DATE
                             INDIVIDUAL GRANTS                                      VALUE(3)
--------------------------------------------------------------------------------------------
                         NUMBER OF      % OF TOTAL
                         SECURITIES      OPTIONS       EXERCISE                      GRANT
                         UNDERLYING     GRANTED TO      OR BASE                       DATE
                          OPTIONS       EMPLOYEES      PRICE PER                    PRESENT
                          GRANTED       IN FISCAL      SHARE(4)      EXPIRATION     VALUE(3)
        NAME                (#)          YEAR(2)          ($)           DATE          ($)
--------------------------------------------------------------------------------------------
John M. Kucharski           75,000         11.53%         21.75        1/19/06      501,000
Fred B. Parks               50,000          7.69%         21.75        1/19/06      334,000
Angelo D. Castellana        17,000          2.61%         21.75        1/19/06      113,560
Luciano S. Rossi            17,500          2.69%         21.75        1/19/06      116,900
C. Michael Williams         19,000          2.92%         21.75        1/19/06      126,920


                                     NOTES

(1) All options granted by the Company in 1996 for performance in 1995 to the officers identified above are non-statutory options and vest in 20% increments over a period of five (5) years. The options become fully vested and immediately exercisable upon the death of the optionee while in the employ of the Company; upon termination of the optionee's employment due to permanent and total disability or upon retirement at a Company-recognized retirement age; or upon a change in control of the Company.

(2) This table does not include option grants made to Messrs. Kucharski, Parks, Castellana, Rossi and Williams in December 1996 for performance in 1996.
     The "Percentage of Total Options Granted to Employees in Fiscal Year" reflects only the options granted in January 1996 for performance in 1995.
     Please refer to previous table.

(3) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The assumptions used at the time of grant in January of 1996 included expected market volatility of 25%, a 5.5% risk-free rate of return, a 2% dividend yield, and a 7-year retention period.

(4) The exercise price is equal to the fair market value of the Common Stock as determined by the closing price on the New York Stock Exchange-Composite
     Transactions on January 19, 1996, the date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to option exercises during the 1996 fiscal year and the number and value of unexercised options to purchase the Company's Common Stock held by the officers named in the Summary Compensation Table at the end of the 1996 fiscal year. No stock appreciation rights were exercised during 1996 or were outstanding at the end of the 1996 fiscal year.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                          YEAR-END OPTION VALUE TABLE
--------------------------------------------------------------------------------------------
                                                           NUMBER OF
                                                          SECURITIES           VALUE OF
                                                          UNDERLYING          UNEXERCISED
                                                          UNEXERCISED        IN-THE-MONEY
                                                          OPTIONS AT          OPTIONS AT
                             SHARES                         FY-END              FY-END
                            ACQUIRED        VALUE             (#)                 ($)
                           ON EXERCISE     REALIZED      EXERCISABLE/        EXERCISABLE/
NAME                           (#)          ($)(1)       UNEXERCISABLE      UNEXERCISABLE(2)
--------------------------------------------------------------------------------------------
John M. Kucharski             7,500         63,750      320,500/180,000     633,531/345,000
Fred B. Parks                     0              0       76,600/136,000      97,125/193,500
Angelo D. Castellana          2,000         10,375        62,800/44,600      119,575/74,688
Luciano S. Rossi              3,000         12,375        72,300/45,000      152,137/82,938
C. Michael Williams           3,600         17,100        77,200/28,100      158,425/73,181

------------

(1) Based on the fair market value determined on the date of exercise, less the option exercise price.

(2) Based on the fair market value (determined by averaging the high and the low selling price) on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 27, 1996 ($20.5625), less the option exercise price.

                                   ITEM NO. 2

                                APPROVAL OF THE
                       EG&G, INC. 1992 STOCK OPTION PLAN
                                   AS AMENDED

     There will be presented to the stockholders at the Annual Meeting a proposal to approve the EG&G, Inc. 1992 Stock Option Plan (the "1992 Plan")as amended. The 1992 Plan was amended by the Board of Directors, upon the recommendation of the Compensation and Stock Option Committee, at its meeting on January 22, 1997, subject to approval of the 1992 Plan as amended by the stockholders at the 1997 Annual Meeting. The 1992 Plan as amended limits to 200,000 the number of shares with respect to which options may be granted during a calendar year to any employee. The text of the amendment is set forth in Exhibit A.

     In August 1991, the Omnibus Budget Reconciliation Act of 1993 added Section 162 (m) to the Internal Revenue Code of 1986, as amended, limiting the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to each of its chief executive officer and the four other most highly compensated officers at the end of the corporation's fiscal year. Section 162 (m) and regulations issued thereunder by the Internal Revenue Service provide, however, that the deduction limit does not apply to "qualified performance-based compensation" meeting the following requirements: (a) the compensation must be payable solely on account of the attainment of one or more pre-established performance goals, (b) the performance goals must be established by a compensation committee comprised solely of two or more outside directors, (c) the material terms of the performance goals must be disclosed to and approved by stockholders before any compensation is paid, and (d) the compensation committee must certify in writing that the performance goals have been satisfied before any compensation is paid.

     The Board of Directors has determined that it is desirable, to the extent practicable, to assure full deductibility of stock options granted under the 1992 Plan. The regulations issued by the Internal Revenue Service provide that compensation attributable to a stock option is deemed to be payable on account of pre-established performance goals if, among other things, the underlying plan includes a per-employee limitation on the number of shares for which stock options may be granted during a specified period. The 1992 Plan as amended states that no participant may receive awards of stock options with respect to more than 200,000 shares of Common Stock under the 1992 Plan in any calendar year.

     The 1992 Plan was originally approved and adopted by the Board of Directors at its meeting on January 22, 1992, subject to stockholder approval. The 1992 Plan was approved by the stockholders at the 1992 Annual Meeting.

     The purpose of the 1992 Plan is to enhance the profitability and value of EG&G for the benefit of its stockholders by offering an opportunity to the key employees, officers, and employee directors of the Company and its subsidiaries to participate in the Company's growth, thus stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company or one of its subsidiaries.

     The following is a summary of the essential features of the 1992 Plan and is qualified by reference to the full text of the 1992 Plan which is attached as Exhibit B to this Proxy Statement.

TYPES OF OPTIONS

     The 1992 Plan authorizes the Company to grant incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), and non-statutory stock options which are not intended to meet the requirements of Section 422 of the Code. Stock appreciation rights may also be granted under the 1992 Plan.

ADMINISTRATION

     The 1992 Plan is administered by the Compensation and Stock Option Committee appointed by the Board of Directors. The 1992 Plan provides that the Committee must consist of at least three directors of the Company, each of whom shall be a "disinterested person" as contemplated by Rule 16b-3 of the Securities Exchange Act of 1934. The Committee has the authority to construe and interpret the 1992 Plan; to grant options; to construe the respective stock option agreements and the 1992 Plan; to prescribe, amend, and rescind rules and regulations pertaining to the 1992 Plan; to determine the terms and provisions of the respective stock option agreements; and to make all determinations in the judgment of the Committee necessary or desirable for the administration of the 1992 Plan.

ELIGIBILITY

     Options may be granted to persons who are, at the time of grant, key employees, officers, or directors (so long as such directors are also employees) of the Company or its subsidiaries. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Committee shall consider the positions and responsibilities of the individuals being considered, the nature of the services and accomplishments of each, the value to the Company or one of its subsidiaries of their services, their present and potential contribution to the success of the Company or one of its subsidiaries, and such other factors as the Committee may deem relevant.

SHARES SUBJECT TO 1992 PLAN

     The maximum number of shares of Common Stock which will be reserved for issuance, and in respect of which options may be granted pursuant to the 1992 Plan in any calendar year during any part of which the Plan is in effect shall be the greater of (i) 1 1/2 percent of the total outstanding shares of Common Stock, exclusive of treasury shares, as of December 31, 1991, or (ii) 1 1/2 percent of the total outstanding shares of Common Stock, exclusive of treasury shares, as of December 31 of the year preceding the calendar year in question. On December 31, 1991, there were 28,251,519 shares of Common Stock outstanding, exclusive of treasury shares. Any shares of Common Stock available in any year during the term of the 1992 Plan which are not made the subject of option grants during that year will be available for the granting of options in subsequent years. In no event may more then 1,000,000 shares of Common Stock be issued pursuant to the grant of incentive stock options.

STOCK OPTIONS

     The price per share of Common Stock deliverable upon the exercise of any option shall be determined by the Committee, provided, however, that the exercise price shall not be less than the greater of the par value or 100 percent of the fair market value of such Common Stock at the time of grant of such option. On February 21, 1997, the fair market value of a share of Common Stock (i.e., the closing price of the Common Stock on the New York Stock Exchange Composite Transactions Tape) was $22.125 a share. No stock option may be exercised after the expiration of ten (10) years from the date of grant. Each stock option granted under the 1992 Plan shall be offered to the optionee in the form of a notice of grant of stock option and a stock option agreement. The stock option agreement shall contain the provisions enumerated in the 1992 Plan as well as such other provisions as the Committee may determine, which determinations need not be uniform as between the various stock option agreements. The Committee may, in its sole discretion, include additional provisions in any option granted under the 1992 Plan provided such provisions are not inconsistent with the 1992 Plan.

     Stock options may be exercised, in whole or in part, by payment of the exercise price in full. The exercise price may be paid in cash or, to the extent provided in the applicable stock option agreement, by delivery to the Company of shares of Common Stock already owned by the optionee.

INCENTIVE STOCK OPTIONS

     For as long as the Code shall so provide, the number of shares of Common Stock in respect of which incentive stock options are first exercisable by an optionee during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000.

TRANSFERABILITY

     All options and related stock appreciation rights shall not be assignable or transferable by the person to whom it is granted except by will or the laws of descent and distribution and, during the life of the optionee, shall be exercisable only by the optionee.

EFFECT OF TERMINATION OF EMPLOYMENT

     In no event may a stock option or related stock appreciation right be exercised after its expiration date. Subject to the foregoing limitation, an optionee's right to exercise an incentive stock option expires three months after termination of employment with the Company for any reason except permanent and total disability or death. In the case of permanent and total disability, the optionee has one year from the date the optionee ceased to be such employee because of such disability to exercise the option and in the case of the optionee's death, the optionee's executor has one year from the date of the optionee's death to exercise the option.

     Subject to the limitation that in no event may a stock option or related stock appreciation right be exercised after its expiration date, an optionee's rights to exercise a non-statutory stock option expires three months after the optionee ceases to be an employee of the Company or a member of its Board of Directors for any reason except permanent and total disability, retirement, or death. In the case of permanent and total disability, the optionee has one year from the date the optionee ceased to be such employee or member of the Company's Board of Directors because of such disability to exercise the option. In the case of retirement, the optionee has three years from the date of retirement from the Company as an employee or Director in which to exercise the option. In the case of the optionee's death, the optionee's executor has one year from the date of the optionee's death to exercise the option.

STOCK APPRECIATION RIGHTS

     The Committee, in its sole discretion, may also include stock appreciation rights ("SARs") in any option granted under the 1992 Plan. Such rights may be included either concurrently with and as part of the option grant or, with the consent of the optionee, at any time during the term of the option. The SAR entitles the optionee, to the extent and at the times that the option may be exercised, to surrender the related option, in whole or in part, and to receive, without making any payment to EG&G, an amount (in cash, Common Stock, or a combination thereof as provided in the option) equal to the difference between the fair market value of the Common Stock (as of the date the SAR is exercised) as to which an SAR applies and the option price of such Common Stock. Upon exercise of an SAR, the optionee must surrender the related option or such portion thereof as is covered by such exercise of SARs and such option or portion thereof shall not thereafter be exercisable. All the shares as to which the surrendered portion of the option relates less the number of shares issued under such SARs, if any, shall be available for future grants under the 1992 Plan. In an option which contains a provision for such payment in cash, the Committee may reserve to itself the right to approve or disapprove such payment.

FEDERAL TAX CONSEQUENCES

     The Company believes that, under present law, the following are the federal tax consequences generally arising with respect to options granted under the 1992 Plan.

     The grant of an incentive stock option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The optionee will, however, recognize taxable income upon the disposition or sale of Common Stock so acquired. EG&G is allowed a deduction for federal income tax purposes for the amount of any taxable income recognized by the optionee from an incentive stock option only if there is a disqualifying disposition. A disqualifying disposition occurs if the optionee either sells the stock within two years after the option is granted or holds the stock for less then one year after exercise. The optionee will recognize as income at that time the difference between the fair market value of the Common Stock at the time of exercise and the exercise price of the option. The Company may deduct that amount as compensation expense.

     With respect to the grant of non-statutory options, no tax consequences will be created for the optionee or the Company. The optionee, however, will recognize taxable income upon exercise of such an option. Such taxable income will be an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the option price. EG&G will be allowed a deduction for federal income tax purposes for the amount of the taxable income recognized by the optionee upon the exercise of a non-statutory stock option.

     With respect to SARs included in either an incentive stock option or a non-statutory stock option, an optionee will not recognize taxable income on the grant of the SAR but will recognize taxable income upon the exercise of such rights. Taxable income will be in an amount equal to the cash and the fair market value of any Common Stock received as payment. EG&G will be allowed a deduction for federal income tax purposes for the amount of taxable income recognized by an optionee upon the exercise of an SAR.

STOCK ADJUSTMENTS

     In the event of a merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction affecting the Company's Common Stock, appropriate adjustments will be made by the Committee in the number of shares of Common Stock covered by the 1992 Plan, the number of shares of Common Stock subject to outstanding options under the 1992 Plan, and the exercise price of outstanding options under the 1992 Plan.

MERGERS

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company, the Board of Directors may, in its discretion, take one or more of the following actions: (i) provide that outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring corporation, (ii) upon written notice to optionees, provide that all unexercised options will terminate unless exercised within a specified time, and (iii) in the event of a merger in which cash payments are paid to stockholders, make or provide for a cash payment to optionees equal to the difference between the cash payment payable in the merger per share of Common Stock and the exercise price per share, multiplied by the number of shares subject to each outstanding option.

AMENDMENT OR TERMINATION

     The Board of Directors may terminate at any time and may at any time modify or amend the 1992 Plan, subject to any stockholder approval required by the Code. The termination or any modification or amendment to the 1992 Plan shall not, without the consent of the optionee, affect the optionee's rights under any outstanding option.

EFFECTIVE DATE AND TERM OF THE PLAN

     The 1992 Plan became effective on January 22, 1992. Unless sooner terminated by the Board of Directors, the 1992 Plan terminates on January 21, 2002, except with respect to any options then outstanding.

     Among those eligible to receive stock options are officers, key employees, and employee Directors who currently receive options under the 1992 Plan. For 1996, stock options under the 1992 Plan were granted to a total of 371 persons. This includes options that were granted in January of 1996 for performance in 1995 and options that were granted in December of 1996 for performance in 1996. In January of 1996, for performance in 1995, Messrs. Kucharski, Parks, Castellana, Rossi, and Williams received options for 75,000, 50,000 17,000, 17,500, and 19,000 shares, respectively; all current executive officers as a group received options for 291,000 shares; and all employees as a group, including executive officers, received options for 650,200 shares. In December of 1996, for performance in 1996, Messrs. Kucharski, Parks, Castellana, Rossi, and Williams received options for 75,000, 75,000, 22,000, 20,500, and 1,500 shares, respectively; all current executive officers as a group received options for 352,500 shares; and all employees as a group, including executive officers, received options for 731,500 shares. The reason why there were two option grants in 1996 was that the options grants that normally would have been made in 1995 for performance in 1995 were delayed until January of 1996. Under normal circumstances, option grants will be made only once during a calendar year and will relate to employee performance in that particular year.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE EG&G, INC.
                       1992 STOCK OPTION PLAN AS AMENDED.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the Proxy to vote, or otherwise act, in accordance with their best judgement on such matters.

                             SELECTION OF AUDITORS

     On January 22, 1997, the Board of Directors selected the firm of Arthur Andersen LLP, independent public accountants, to act as the Company's auditors and to audit the books of the Company and its subsidiaries for 1997. Arthur Andersen LLP is currently performing these duties and has done so continuously since 1968.

     Representatives of Arthur Andersen LLP have been invited to the Annual Meeting and are expected to be present and will have an opportunity to make a statement if they so desire. They are also expected to be available to respond to appropriate questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company has a program in place to assist its officers and Directors in complying with the filing requirements of Section 16(a). Executive officers and Directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that during the preceding year its executive officers and Directors have complied with all Section 16 filing requirements.

                             STOCKHOLDER PROPOSALS

     In order to be considered for addition to the agenda for the 1998 Annual Meeting of Stockholders and to be included in the Proxy Statement and form of proxy, stockholder proposals should be addressed to the Clerk of the Company and must be received at the Corporate Offices of EG&G no later than November 6, 1997.

                                            By Order of the Board of Directors


                                            /s/ MURRAY GROSS
                                            ----------------------------------
                                            MURRAY GROSS, Clerk



Wellesley, Massachusetts
March 6, 1997

                                   EXHIBIT A

RESOLVED:

     That, subject to the approval of the EG&G, Inc. 1992 Stock Option Plan as amended by the stockholders at the Corporation's 1997 Annual Meeting of Stockholders, the EG&G, Inc., 1992 Stock Option Plan be and it hereby is amended by the addition of a new subsection (c) to Article 4 "Stock Subject to Plan" as follows:

     "(c) Maximum Number of Shares

          The maximum number of shares with respect to which options may be granted during a calendar year to any employee shall not exceed 200,000."

                                   EXHIBIT B

                                   EG&G, INC.
                             1992 STOCK OPTION PLAN

1.  PURPOSE.

     The purpose of the EG&G, Inc., 1992 Stock Option Plan (the "Plan") is to enhance the profitability and value of EG&G, Inc. (the "Company") for the benefit of its stockholders by offering an opportunity to the key employees, officers, and employee directors of the Company and its subsidiaries to participate in the Company's growth, thus stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company or one of its subsidiaries.

     Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.  TYPE OF OPTIONS; ADMINISTRATION.

     (a) Type of options. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of
Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. Stock appreciation rights may be granted under the Plan in accordance with Article 10.

     (b) Administration. The Plan will be administered by a committee ("Committee") appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Committee shall consist of not less than three (3) members of the Board of Directors, each of whom shall be a "disinterested person" as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3"). The Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $1 par value ("Common Stock"), and provide for the issuance of shares upon exercise of such options as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective stock option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective stock option agreements, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination made in good faith.

     (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.  ELIGIBILITY.

     (a) General. Options may be granted to persons who are, at the time of grant, key employees, officers or directors (so long as such directors are also employees) of the Company or its subsidiaries.

     (b) Relevant Factors. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Committee shall consider the positions and responsibilities of the individuals being considered, the nature of the services and accomplishments of each, the value to the Company or one of its subsidiaries of their services, their present and potential contribution to the success of the Company or one of its subsidiaries, and such other factors as the Committee may deem relevant.

4.  STOCK SUBJECT TO PLAN.

     (a) Formula. Subject to adjustment as provided in Article 13, below, the maximum number of shares of Common Stock which may be the subject of options granted under the Plan in any calendar year during any part of which the Plan is in effect shall be the greater of (i) 1 1/2% of the total outstanding shares of Common Stock, exclusive of treasury shares, as of December 31, 1991 or (ii)
1 1/2% of the total outstanding shares of Common Stock, exclusive of treasury shares, as of December 31 of the year preceding the calendar year in question; provided, however that any unused portion of the shares available to cover option grants in any calendar year pursuant to the foregoing formula shall be carried forward and available to cover option grants in succeeding calendar years. In addition, if an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. Notwithstanding the foregoing, but subject to adjustment as provided in Article 13 below, no more than 1,000,000 shares shall be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

     (b) Source of Shares. Any shares of Common Stock issued upon the exercise of an option may consist, in whole or in part, of authorized and unissued shares or of treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

     (c) Maximum Number of Shares. The maximum number of shares with respect to which options may be granted during a calendar year to any employee shall not exceed 200,000.

5.  PRICE UPON EXERCISE OF OPTIONS.

     (a) General. The price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Committee, provided, however, that the exercise price shall not be less than the greater of the par value per share or 100% of the fair market value of such Common Stock at the time of grant of such option. The fair market value shall be deemed to be the closing price of the Common Stock on the New York Stock Exchange Composite Transactions Tape on the date the option is granted, or if there was no sale, on the last previous date on which there was a sale.

     (b) Payment of Exercise Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable stock option agreement, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or by any combination of such methods of payment. No shares shall be issued until all required payment therefor (including payment or provision for payment of all required taxes) has been made.

6.  OPTION PERIOD.

     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable stock option agreement, except that such date shall in no case be later than ten (10) years from the date on which the option is granted.

7.  EXERCISE OF OPTIONS.

     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the stock option agreement, subject to the provisions of the Plan.

8.  INCENTIVE STOCK OPTIONS.

     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock options granted under the Plan shall, at the time of grant, be specifically designated as such in the stock option agreement covering such Incentive Stock Options. Options not specifically designated as Incentive Stock Options shall be deemed to be non-statutory options.

     (b) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

9.  STOCK OPTION AGREEMENT.

     Each stock option granted under this Plan shall be offered to the optionee in the form of a notice of grant of stock option and a stock option agreement which the optionee may accept by complying with the terms of the offer. The stock option agreements shall specify the type of option, the number of shares to which the option relates, the option price, and the period within which the option may be exercised. Such stock option agreements shall contain such other provisions as the Committee may determine, which determinations need not be uniform as between the various stock option agreements. Notwithstanding the foregoing, the following provisions shall be incorporated in each stock option agreement:

     (a) Nontransferability of Options, All options and related stock appreciation rights shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

     (b) Expiration Date. Under no circumstances may a stock option or related stock appreciation right be exercised after its expiration date.

     (c) Effect of Termination of Employment or other Relationship. Except as follows, no stock option or related stock appreciation right may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, and, in no event, may a stock option or related stock appreciation right be exercised after its expiration date:

        (1)  Incentive Stock Options

             (i) Except as provided in subsections (ii) and (iii) below, an Incentive Stock Option or related stock appreciation right may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company;

             (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option or related stock appreciation may be exercised by the person to whom it is transferred by will or the laws of descent and distribution or by the optionee's executor or administrator within the period of one year after the date of death; and

             (iii) if the optionee becomes permanently and totally disabled (within the meaning of Section 22(e) (3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option or related stock appreciation right may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability.

        (2)  Non-Statutory Options

             (i) Except as provided in subsections (ii) (iii) and (iv) below, a non-statutory option or related stock appreciation right may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company or a member of the Board of Directors;

             (ii) if the optionee dies (x) while in the employ of the Company or while a member of the Board of Directors, (y) within three months after the optionee ceases to be such an employee or member of the Board of Directors, or (z) within three years after the optionee retires, at a Company-recognized retirement age, from the Company as an employee or member of the Board of Directors, the non-statutory option or related stock appreciation right may be exercised by the person to whom it is transferred by will or the laws of descent and distribution or by the optionee's executor or administrator within the period of one year after the date of death;

             (iii) if the optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company or while a member of the Board of Directors, the non-statutory option or related stock appreciation right may be exercised within the period of one year after the optionee ceases to be such an employee or member of the Board of Directors because of such disability; and

             (iv) if the optionee retires, at a Company-recognized retirement age, from the Company as an employee or member of the Board of Directors, the non-statutory option or related stock appreciation right may be exercised within the period of three years after such retirement.

     For all purposes of the Plan and any option or award granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

10.  STOCK APPRECIATION RIGHTS.

     At the sole discretion of the Committee, stock appreciation rights may be included in any option granted under this Plan, either concurrently with the grant of the option or, with the consent of the optionee, at any time thereafter during the term of the option. Stock appreciation rights shall entitle the holder thereof, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company, an amount, in Common Stock or cash, as determined by the Committee, equal to no more than 100% of the excess of the fair market value, on the date of such exercise, of the stock covered by such option or portion thereof over the option price of such stock as provided in such option. Said fair market value shall be deemed to be the closing price of the stock on the New York Stock Exchange Composite Transactions Tape on the date of exercise, or if there was no sale, on the last previous day on which there was a sale. Upon exercise of a stock appreciation right and surrender of the related option or portion thereof, such option, to the extent surrendered, shall not thereafter be exercisable, but all stock as to which the surrendered portion of the option relates less the number of shares of stock issued under such stock appreciation rights, if any, shall be available for future grants under the Plan.

     Stock appreciation rights shall be exercisable (a) at such time or times and to the extent, but only to the extent, that the options to which they are related shall be exercisable as stipulated in this Plan, and (b) only when the fair market value of the stock covered by the option exceeds the option price of such stock as provided in such option. The Committee may impose such other conditions upon the grant or exercise of stock appreciation rights as it deems advisable, including but not limited to, such conditions relative to Reporting Persons that may be desirable in order to meet the requirements of Rule 16b-3.

     The Committee shall have sole discretion, at the time of the grant of the stock appreciation right, to determine the form in which payment will be made upon the exercise of any stock appreciation right (i.e., Common Stock, cash, or any combination thereof), and may reserve to itself, at the time of the grant, the right to consent to or disapprove the election of any participant to receive cash in full or partial settlement of the right at the time of exercise of the right.

11.  COMPLIANCE WITH SECURITIES LAWS.

     Each option shall be subject to the requirement that if, at any time, the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Company. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

12.  RIGHTS AS A STOCKHOLDER.

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to said holder for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

13.  ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS.

     (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable.

     (b) Committee Authority to Make Adjustments. Any adjustments under this
Article 13 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

14.  MERGER, CONSOLIDATION, ASSET SALE, LIQUIDATION, ETC.

     In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and
(iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

15.  NO SPECIAL RIGHTS.

     (a) Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

     (b) Except as provided by the Plan, the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, consolidation, or reorganization. The existence of the Plan and the options granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

16.  WITHHOLDING.

     The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan.

17.  PROVISION FOR FOREIGN EMPLOYEES.

     The Committee may, without amending the Plan, modify options granted to employees who are foreign nationals or who are employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

18.  ADDITIONAL PROVISIONS.

     The Committee may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

19.  OTHER EMPLOYEE BENEFITS.

     Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of any option or the sale of shares received upon such exercise will constitute compensation with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

20.  TERMINATION AND AMENDMENT OF THE PLAN.

     (a) The Board of Directors may terminate the Plan at any time and may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 with respect to options held by Reporting Persons, the Board of Directors may not effect such modification or amendment without such approval.

     (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors and the Committee shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or any successor rule.

21.  CANCELLATION AND NEW GRANT OF OPTIONS.

     The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different number of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding options.

22.  EFFECTIVE DATE AND TERM OF THE PLAN.

     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, subject to approval by the stockholders of the Company.

     (b) Term, Unless sooner terminated by the Board of Directors, the Plan shall terminate on January 21, 2002, except with respect to any options then outstanding under the Plan.

                                 [EG&G LOGO]

EG&G, INC., CORPORATE OFFICES, 45 WILLIAM STREET, WELLESLEY, MASSACHUSETTS 02181

                                 DETACH HERE                               EGG F




[EG&G LOGO]                        EG&G, INC.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 1997


P

R        The undersigned hereby appoints John M. Kucharski and Murray Gross, and each of them, proxies with power of substitution to vote, as indicated
O below, for and on behalf of the undersigned at the Annual Meeting of Stockholders of EG&G, Inc., to be held at the Sheraton Needham Hotel, 100
X Cabot Street, Needham, Massachusetts on Tuesday, April 22, 1997, at 10:30 a.m., and at any adjournment thereof, hereby granting full power and
Y   authority to act on behalf of the undersigned at said Meeting.

    1. ELECTION OF DIRECTORS    Authority to fix the number of Directors at ten
                                and to elect Tamara J. Erickson, Kent F.
                                Hansen, John F. Keane, Nicholas A. Lopardo,
                                Greta E. Marshall, Michael C. Ruettgers, John
                                Larkin Thompson and G. Robert Tod for terms of one year each.

    SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

[EG&G LOGO]


DIVIDEND DIRECT DEPOSIT

Your quarterly dividends can be electronically deposited directly to your checking or savings account through Dividend Direct Deposit at any financial institution that participates in the Automated Clearing House system.

Through Dividend Direct Deposit, your EG&G dividend payments will be deposited into your specified account on the dividend payment date and you will receive an advice of payment a few days after the payable date. Dividend Direct Deposit provides the convenience of automatic deposit and immediate access to your money while eliminating the possibility of mail delays or checks being lost, stolen, or destroyed. This service is provided to you by EG&G and Boston EquiServe, our transfer agent, at no charge.

To take advantage of this service, please call Boston EquiServe Limited Partnership, at 1-800-730-4001.


EG&G STOCKHOLDER INFORMATION LINE

The Company's quarterly earnings results are available to you through the EG&G Stockholder Information Line. The toll-free number is 1-800-EGG-9147. (EG&G no longer prints and mails a quarterly report.)

Stockholders can receive current corporate information, such as earnings and dividend data by dialing the toll-free telephone number. Information is available either by listening to EG&G's press releases and updates or by ordering it sent via mail, fax or the Internet.

EG&G's INTERNET HOME PAGE ADDRESS: www.egginc.com
BOSTON EQUISERVE'S INTERNET HOME PAGE ADDRESS: www.equiserve.com



               PLEASE COMPLETE AND RETURN THE PROXY CARD BELOW




                                 DETACH HERE                               EGG F


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

    THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR FIXING THE NUMBER OF DIRECTORS AT TEN AND THE ELECTION OF DIRECTORS, AND FOR PROPOSAL 2.


    ---------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS
      A VOTE FOR PROPOSALS 1 AND 2.                                                      FOR     AGAINST     ABSTAIN
    ---------------------------------             2. Approval of EG&G, Inc. 1992 Stock   [  ]      [  ]        [  ]
    1. Election of Directors (see reverse).          Option Plan, as amended.

                  FOR        WITHHELD
                  [ ]           [ ]
       For, except vote withheld from the
       following nominee(s):

       -----------------------------------                                                          MARK HERE
                                                                                                   FOR ADDRESS
                                                                                                   CHANGE AND  [  ]
                                                                                                   NOTE CHANGE
                                                                                                     AT LEFT


                                                  Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                          Date:                Signature:                                Date:
          -------------------------      ---------------           -------------------------------       ---------------------

